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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of Shared Technologies Cellular, Inc. on Form S-3 of our report dated March 10, 1998, except for Notes 3 and 20 as to which the date is March 31, 1998, on our audits of the consolidated financial statements and financial statement schedule of Shared Technologies Cellular, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Shared Technologies Cellular,
Inc. We also consent to the reference to our firm under the caption "Experts".


                                           /s/ ROTHSTEIN, KASS & COMPANY, P.C.
                                           ------------------------------------
                                           ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
May 29, 1998